Exhibit 5.1

Dewey & LeBoeuf LLP 1950 University Avenue Suite 500 East Palo Alto, CA 94303-2225 T +1 650 845 7000 F +1 650 845 7333

March 6, 2012

Synopsys, Inc.

700 East Middlefield Road

Mountain View, California 94043

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Synopsys, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the registration of 829,106 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share, to be issued upon the settlement of outstanding restricted stock units and the exercise of options granted pursuant to the Magma Design Automation, Inc. 2010 Stock Incentive Plan and Magma Design Automation, Inc. Amended and Restated 2001 Stock Incentive Plan (collectively, the “Plans”). The Company has assumed the restricted stock units and options granted pursuant to the Plans in accordance with the terms and conditions of that certain Agreement and Plan of Merger, dated as of November 30, 2011, by and among the Company, a wholly-owned subsidiary of the Company and Magma Design Automation, Inc. This opinion is furnished pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K of the Commission.

In connection with the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws; (ii) certain resolutions adopted by the Board of Directors of the Company and (iii) the Plans. In addition, we have made such other investigations as we have deemed necessary to enable us to express the opinion hereinafter set forth.

Dewey & LeBoeuf LLP is a New York limited liability partnership.

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Synopsys, Inc.

March 6, 2012

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when the relevant facts were not independently established, relied upon the aforesaid documents, records and instruments and upon statements, representations, certificates and covenants of officers and representatives of the Company and of public officials. We have assumed that such statements, representations, certificates and covenants are and will continue to be true and complete without regard to any qualification as to knowledge or belief.

Based upon and subject to the foregoing, and subject to the further qualifications, assumptions and limitations stated below, we are of the opinion that when the Shares have been issued, duly delivered and sold and consideration has been received therefor by the Company in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

This opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinion contained herein.

Very truly yours,

/s/ Dewey & LeBoeuf LLP